Exhibit 99.1(a)
Q4 2019 Earnings Prepared Comments
Chuck Kyrish, Celanese Corporation, Vice President, Investor Relations and Treasurer
This is the Celanese Corporation fourth quarter 2019 earnings prepared comments. The Celanese Corporation fourth quarter 2019 earnings release was distributed via Business Wire this afternoon and posted on our investor relations website, investors.celanese.com. As a reminder, some of the matters discussed below may include forward-looking statements concerning, for example, our future objectives and plans. Please note the cautionary language contained at the end of these comments. Also, some of the matters discussed include references to non-GAAP financial measures. Explanations of these measures and reconciliations to the comparable GAAP measures are included on our investor relations website under Financial Information/Non-GAAP Financial Measures. The earnings release and non-GAAP information and the reconciliations are being furnished to the SEC in a Current Report on Form 8-K. These prepared comments are also being furnished to the SEC in a separate Current Report on Form 8-K.
On the earnings conference call tomorrow morning, management will be available to answer questions.
Lori Ryerkerk, Celanese Corporation, Chief Executive Officer
Today, I am pleased to report adjusted earnings of $9.53 per share and free cash flow of $1.1 billion for 2019. As I reflect on my first year at Celanese, a year of many different challenges, I am continually impressed by our teams around the world, who executed on countless controllable action plans through the last day of 2019 to deliver the second best adjusted earnings per share in our history. Despite the most difficult demand backdrop we have seen since the last major recession, our teams successfully closed out a decade in which we delivered annualized earnings per share growth of 13 percent and annualized free cash flow growth of 18 percent.

With a steadfast focus on the factors within our control, we extended a lengthy track record of generating long-term shareholder value across a variety of external market environments. As you will recall, we entered 2019 with softening global demand conditions, driven by the uncertainty of a US-China trade war that was six months old at the time but would continue unresolved for the remainder of the year. A series of anticipated resolutions never materialized and further deteriorated economic sentiment, particularly in Asia, where consumer demand for things like automobiles and electronics fell sharply. Trade uncertainty paired with inconsistent consumer activity drove multi-quarter destocking across the industry. Finally, we saw meaningfully lower demand due to a seasonally weaker fourth quarter in Engineered Materials than anticipated and a few unique dynamics I will address later. Throughout the year, we implemented controllable action plans centered on productivity efforts as well as prudent and effective capital deployment to respond to these challenges and further strengthened our unique business models. As a result of these efforts, we meaningfully offset significant demand headwinds across the company.
Turning now to our individual businesses. In the Acetyl Chain, we closed out 2019 to deliver full year adjusted EBIT of $727 million, again displaying the higher foundational earnings of that business. Net sales for the Acetyl Chain were $3.4 billion, down 16 percent year over year as a result of the combined impact of a 13 percent decline in pricing and a 2 percent currency headwind. Sluggish demand through most of 2019, paired with less unplanned outage and curtailment activity year over year, resulted in acetic acid industry utilization that was approximately 7 percent lower than 2018. This was particularly acute in China where average acetic acid pricing fell about 40 percent over the prior year, resulting in a year over year pricing headwind for us of approximately $300 million in acetic acid alone. Related year over year pricing declines across the full spectrum of acetic acid derivatives contributed an additional $300 million pricing headwind. To offset much of this dynamic, the Acetyl Chain pivoted away from acetic acid markets where pricing fell to multi-year lows and placed 8 percent more tonnage downstream in VAM and emulsions where consumption patterns and trading conditions were relatively stable. At the same time, in 2019 the business sold 9 percent less volume of acetic acid, VAM, and emulsions in Asia where pricing was weakest and redirected incremental volume to the Western Hemisphere. Remarkably, despite the Clear Lake incident the Acetyl Chain was able to place a total volume in 2019 essentially equivalent to the prior year and deliver sustainably elevated adjusted EBIT margin of 21 percent.
As a final full year data point, in 2019 we saw a near exact reversal of the favorable industry dynamics that supported a record year in the Acetyl Chain in 2018. While both Acetyl Chain net sales and volume in 2019 were practically identical to 2017, our intentional focus and execution across our global network, contractual positioning, and derivative optionality generated adjusted EBIT of approximately $150 million or 26 percent higher performance relative to 2017, even including the $20 million impact of the Clear Lake incident. This clearly substantiates the meaningful lift in the foundation level of earnings of this business.
Let me provide an update on the status of Clear Lake before addressing the fourth quarter. All our production units at Clear Lake are again fully operational, including the carbon monoxide (CO) production facility. I would like to thank our local teams who worked tirelessly to repair and restart those facilities safely and expeditiously. While we were able to restart the CO unit in the middle of the fourth quarter as expected, it took longer than anticipated to ramp up to full operating rates and subsequently limited production output of units downstream to CO. As a result, Clear Lake operated at only 40 percent utilization across the fourth quarter. Our teams did an exceptional job of minimizing lost sales and utilizing our global production network and industry relationships to limit the impact on fourth quarter adjusted EBIT to approximately $20 million, including lost sales and higher product costs.
Including the impact of the Clear Lake incident, the Acetyl Chain reported fourth quarter adjusted EBIT of $144 million at a margin of 19 percent. Despite limited availability of the largest acetyls production facility in the world within the fourth quarter, we continued to see acetic acid pricing unexpectedly deteriorate from third quarter levels to about $300 per ton in China at year end. Our teams continued to focus on downstream opportunities in VAM and emulsions, placing an incremental 6 percent there versus the same period last year. As a result, the Acetyl Chain delivered fourth quarter adjusted EBIT of $144 million, a performance consistent with the prior three quarters of 2019 considering the $20 million impact of the Clear Lake incident and $20 to $30 million of normal winter seasonality.
Looking ahead, the Acetyl Chain is preparing for an especially significant turnaround period in the first half of the year including triennial turnarounds at Clear Lake and Nanjing acetic acid and the inaugural quadrennial turnaround at Clear Lake methanol. We believe that the sustainable earnings level of the Acetyl Chain remains $750 to $800 million per year under current economic conditions. We expect the Acetyl Chain to deliver first quarter adjusted EBIT performance consistent with this earnings level before accounting for approximately $15 to $20 million of turnaround related expense primarily due to the methanol turnaround.
We continue to strategically invest in expanding the breadth and flexibility of the integrated product chain in this business. The Clear Lake VAM expansion completed one year ago has provided us with added flexibility to dynamically shift downstream in environments like we see today. We still have the opportunity to implement similar low-capital expansions at our other four VAM facilities in the future. One year ago, we announced the global acetic acid reconfiguration that will further scale the largest and most cost efficient acetic acid facility in the world at Clear Lake. This project is on pace to be completed late next year and begin delivering approximately $100 million of annualized savings. In support of that reconfiguration, we announced shortly thereafter an expansion of our methanol joint venture facility to 125 percent of the original nameplate. Earlier this week, we announced the strategic expansion of the global emulsion polymers production network to extend and strengthen the Acetyl Chain downstream beyond acetic acid and VAM. We will increase our VAE emulsion capacities at Nanjing, China and Geleen, Netherlands via separate debottleneck and expansion projects at each site. Finally, we were also pleased to announce a definitive agreement to acquire Elotex, a leading global manufacturer of redispersible polymer powders. While providing very modest incremental adjusted EBIT to 2020, this acquisition further extends our integrated product chain one level deeper and creates new derivatization optionality for us beyond emulsions. Over the course of the last two years, we have put in place strategic actions and investments at every level of the Acetyl Chain that ultimately drive productivity savings, prepare us for future demand, and most importantly expand the optionality that is so critical to our unique business model.
Engineered Materials delivered resilient full year 2019 results, reporting adjusted EBIT of $621 million. The 11 percent decline in adjusted EBIT relative to 2018 was primarily driven by affiliate contributions which fell by $51 million over the same period. GAAP operating profit, which excludes affiliate performance, declined by just 3 percent year over year. Net sales for 2019 were $2.4 billion, down 8 percent over the prior year, due to a 5 percent decline in volume and a 3 percent currency headwind. By continuing to execute on our project pipeline model which delivered over 4,000 project wins during the year, exercising pricing discipline, and driving variable and fixed cost productivity, our teams were able to offset the vast majority of demand headwinds in the year. These headwinds, related to broad demand softness particularly in automotive and consumer electronics and multi-quarter destocking across our value chains, were substantial. Our results in the face of such challenges again show the power of our business model, people, and technologies. Beyond this, our teams were aggressive in maintaining pricing levels for as long as possible amid such demand instability and successfully raised prices in certain specialized applications. In some cases we stepped away from business with unacceptable price erosion due to competitive dynamics in order to preserve longer-term margins and our teams won alternative business. By executing on our Engineered Materials business model as well as delivering incremental productivity savings within the year, we were able to offset the vast majority of year over year earnings headwinds to the base engineered materials business that totaled well over $100 million by our math. As a result, the engineered materials adjusted EBIT, excluding affiliates, was down just over $20 million for the full year while equivalent margins actually expanded year over year by 70 basis points to 19 percent.
Before moving on to recent quarter dynamics, I would like to address a topic we have been asked about periodically this year, which is the impact of project wins on Engineered Materials volume. The project pipeline model is the basis for everything we do in this business and remains the primary driver for our differentiated performance. This model aligns the efforts of over 3,000 employees squarely on the business opportunities that we are likely to win and that will create the most value. In past years, with normalized demand growth of roughly 3 percent across our applications, this model allowed us to achieve high-single digit volume growth, an incremental mid-single digit lift. This lift beyond underlying demand conditions is intact. In 2019, the majority of our application spaces were flat or down, with significant demand declines in two of our largest applications. Global automotive builds fell 6 percent year over year while global smartphone shipments, a good gauge for consumer electronics, fell for the third consecutive year. The impact of destocking, while difficult to quantify, certainly further exacerbated reduced consumer demand. Without the project pipeline model, we expect our volumes would have been solidly down double digits versus 2018, consistent with many of our customers and direct competitors, and not down just 5 percent. While project wins each quarter are entirely reflective of the level of real-time activity we have with our customers, we understand that they do not perfectly correlate to short-term changes in volume due to a number of factors. As a result, moving forward we will give less emphasis to quarterly project wins and instead share more detail on new and existing project programs which will reflect how we are aligning our commercial and technical activities with industry trends and customer innovation. As an organization we will continue to not only scale the number of projects we win each year, but to improve the quality and value creation of each.
Focusing now on the fourth quarter, Engineered Materials reported adjusted EBIT of $136 million at a margin of just over 25 percent. Net sales of $539 million in the quarter were down 9 percent sequentially on a 9 percent decline in volume versus the third quarter, due primarily to weaker than anticipated fourth quarter demand. In recent years, demand in the Western Hemisphere has slowed by mid single digits toward year end and typically been largely offset by continued volume growth in Asia. This was the case in 2018 when fourth quarter seasonality was limited to a 3 percent sequential decline in net sales. This year, we saw sequential double digit net sales declines in both the US and Europe, primarily due to a significant portion of the customer base slowing or stopping production for longer than typical during the holiday period. At the same time, sequential fourth quarter net sales in Asia were flat due to continued demand softness there and did not help to offset the Western Hemisphere softness as anticipated. As part of this we saw notable incremental demand softness in industrial applications due to the lagging impact of several months of declining industrial production levels, particularly in Europe. Lastly, the General Motors strike was more impactful to the fourth quarter than anticipated. Following auto destocking throughout the year, we anticipated that particular OEM supply chain to quickly return to full activity following resolution of the dispute. What we saw instead was a number of tier players actually running at reduced rates well beyond the strike. You will recall through the first three quarters of 2019, the engineered materials base business was flat over the same period in 2018. We are confident the same would have been true for the full year 2019 if not for these unexpected dynamics unique to the fourth quarter.
Looking to 2020, we remain focused on initiatives to strengthen the cost structure of Engineered Materials and improve our overall efficiency. As part of this, we continue to optimize our global production footprint, including sites we have acquired over the last several years. In 2019, we rationalized our production at sites in Castel Goffredo, Italy and Lebanon, Tennessee, consolidating that volume to other existing lower cost facilities. Those two moves were critical components of our ongoing efforts to drive synergies out of our acquisitions in this business. As our most recent optimization step, we have initiated preparations to consolidate compounding operations at our legacy production facility at Shelby, North Carolina by the middle of 2020, also moving that volume to other existing facilities. Numerous projects to more fully automate our supply chain systems and processes are already being implemented in stages. These projects are extremely capital efficient and will improve how we plan production across a global network of facilities. By executing our model and taking these controllable actions we will resume adjusted EBIT growth of 10 percent in 2020, some of which will be offset by $30 to $40 million of turnaround associated expenses, which will occur almost entirely in the first half of the year.

As part of the optimization of our global Engineered Materials supply chain I just described, we recognized that there is a tremendous opportunity for us to get closer to our customers in Asia, especially in China. While we have local production in both Nanjing and Suzhou and recently commissioned two new compounding lines at those facilities, they do not currently meet demand levels in China and there are still a number of highly differentiated products we must ship from the US or Europe. As our customers in China continue to create more sophisticated products, in many cases as differentiated as their Western equivalents, we must be more closely aligned and responsive to their needs in the development process. This is particularly critical in a number of innovative spaces where China is a major global participant like battery storage, electric/hybrid vehicles, and 5G wireless communications. In response to this opportunity, we have completed a thorough strategic review of the options for greater localization within China via both organic and inorganic investment. We have concluded that organic investment will provide us with optimized production capacity by product as well as the highest capital returns. We are progressing in identifying the ideal location and scale for such an investment and will share more in the coming months.
Acetate Tow reported 2019 adjusted EBIT of $268 million, consistent with the prior year performance. Net sales of $636 million were down 2 percent over 2018 as a result of 2 percent lower volume. Looking at the fourth quarter, the business delivered $54 million of adjusted EBIT, down sequentially as a result of certain timing factors including affiliate contributions, and consistent with the fourth quarter 2018 as expected. At the end of October we successfully finalized the consolidation of the production facility in Ocotlán, Mexico, moving that volume to our remaining tow facilities. This productivity project, as well as numerous others, remains the key to us continuing to offset the secular decline in cigarette use. Turning to 2020, we continue to see a stable earnings profile in this business and anticipate first quarter adjusted EBIT more in line with the third quarter of 2019. We continue to engage in selective development work around alternative uses of acetate tow, such as bio-based plastics, where there is growing customer interest. Today, all alternative uses of tow combined remain a small percentage of global acetate tow demand.

To wrap all of this up, you will recall that in October we did not have visibility to any improvement in demand fundamentals. In fact, fourth quarter demand conditions across all regions were meaningfully softer than we had anticipated in October. As a result, we continue to focus our 2020 guidance for adjusted earnings per share entirely on controllable actions. In the Acetyl Chain, we are investing at all points to extend the optionality in what is already the broadest integrated product chain in the industry. In Engineered Materials, global supply chain improvements and other productivity initiatives as well as continued pricing discipline will drive earnings growth in 2020. Productivity and capital deployment priorities will be the primary drivers to meet our aspiration for 2020 adjusted earnings of $11 per share, generating year over year growth of 15 percent. We expect earnings per share this year to be more heavily weighted to the back half of the year due to approximately $70 to $80 million of 2020 turnaround costs that will almost entirely occur in the first half and accumulating benefits from productivity and share repurchases as we progress through the year. As a result, we expect the adjusted earnings in the second half of the year to be approximately $1 per share higher than the first half. By focusing on the factors we can control, we successfully weathered an exceptionally challenging demand environment in 2019 and remain positioned to reach on our long-term growth ambitions in 2020 and beyond.
Scott Richardson, Celanese Corporation, Chief Financial Officer
Before discussing our robust free cash flow and how we are deploying it, I would like to reconcile GAAP diluted earnings per share and adjusted earnings per share for the fourth quarter. Certain Items totaling $238 million in the quarter were primarily comprised of a reserve of $89 million that was based on information received from the European Commission regarding its competition law investigation and $88 million related to a normal fourth quarter pension mark to market adjustment. Additionally, an adjustment of $32 million related to the Clear Lake incident reflected cleanup costs and direct incremental expenses.

As Lori highlighted, in 2019 we generated operating cash flow of $1.5 billion and free cash flow of $1.1 billion. With a number of cash conversion initiatives including working capital improvements, we delivered remarkably resilient free cash flow levels in the year despite significant earnings headwinds on weakened global demand. As a result, we were able to return a record $1.3 billion of cash to our shareholders, via $1.0 billion in share repurchases and $300 million in dividends, while funding all organic opportunities that met our return thresholds. Lori discussed multiple organic investments across our businesses that will not only prepare us for future growth, but simultaneously drive productivity savings by increasing our production scale and getting us closer to our customers. Additionally, we are thrilled to have recently announced our first bolt-on acquisition in the Acetyl Chain that will increase our ability to flex production down the chain in response to market dynamics. Our disciplined capital allocation strategy continues to drive robust value creation, evidenced by a continued return on invested capital of 20 percent for 2019.
Capex was $370 million for the year, about $30 million higher than 2018, as we continue to prioritize investments in our business through capital efficient and productivity-based expansions in the Acetyl Chain and Engineered Materials. This year we expect capex of approximately $500 million, with the year over year increase largely due to the global acetic acid reconfiguration and methanol expansion.
The effective US GAAP tax rate was 13 percent for 2019 compared to 19 percent for 2018. The lower effective tax rate for 2019 was due to release of valuation allowance on foreign tax credit carryforwards resulting from the cost allocation methodology analysis we discussed last quarter and changes resulting from new treasury guidance issued in the fourth quarter. For 2020, we expect a likely effective tax rate for adjusted earnings of 13 percent with the possibility of that approaching 14 percent, depending on the mix of jurisdictional earnings.
Our productivity work and capital deployment will lead the way in achieving adjusted earnings per share of $11 in 2020. We continue to focus on strengthening our cash generation capabilities and anticipate free cash flow approaching $900 million in 2020, down year over year due to an increase in high-return organic investment and the $89 million reserve related to the European Commission investigation.
This concludes our prepared remarks. We look forward to discussing our fourth quarter results and addressing your questions on our earnings call tomorrow.

Forward-Looking Statements
These prepared comments contain "forward-looking statements," which include information concerning the Company's plans, objectives, goals, strategies, future revenues, performance, capital expenditures, and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in these comments. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants; the ability to identify desirable potential acquisition targets and to consummate acquisition or investment transactions consistent with the Company's strategy; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company; changes in tariffs, tax rates or legislation; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Non-GAAP Financial Measures
These prepared comments, and statements made in connection with these prepared comments, refer to non-GAAP financial measures. For more information on the non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each non-GAAP financial measures used, including definitions and reconciliations of the differences between such non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Financial Document Library.

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